UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Pantry, Inc.

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Dear Pantry Team Members:

As you may be aware, some of our stockholders issued a press release indicating that they intend to nominate individuals to stand for election to our Board of Directors at our 2014 annual meeting. Our Board, in accordance with its normal practice, will also nominate individuals for election at the annual meeting, at which stockholders will have the chance to vote on the composition of the Board. A copy of the press release issued today by The Pantry is below.

Our Board comprises proven leaders with a broad range of relevant experience and expertise, and we believe they are the right individuals to lead the Company forward. After carefully evaluating several individuals put forward by these stockholders, we have determined that they do not possess the particular experience and expertise that we are seeking in director candidates at this time.

Your Board and management team are fully committed to acting in the best interests of our stakeholders—including you, our valued employees. Thanks to your hard work and dedication, we are making significant progress on our strategic initiatives to drive growth and solidify our position as a market leader throughout the southeast.

You are likely to see increased media attention focused on The Pantry. You may receive questions, and it is important for us to speak with one voice. Accordingly, please forward any outside inquiries to Andrew Hinton at 919-566-1938 or andrew.hinton@thepantry.com.

If you personally have any questions, please contact Keith Oreson, Senior Vice President – Human Resources, at 919-566-1023 or keith.oreson@thepantry.com.

I want to emphasize that it remains business as usual at The Pantry. Our long-term objectives remain the same. We are focused on unlocking the potential of our company by growing sales, controlling expenses and continuing to build a great team.

We are committed to keeping you informed, and we will provide updates throughout this process as appropriate.

Thank you for your continued hard work and commitment to The Pantry.

Sincerely,

Dennis G. Hatchell

President and Chief Executive Officer

THE PANTRY CONFIRMS RECEIPT OF DIRECTOR NOMINATIONS

No Stockholder Action Required at This Time

CARY, N.C. – January 23, 2014 – The Pantry, Inc. (NASDAQ: PTRY), a leading independently operated convenience store chain in the southeastern U.S., today confirmed that JCP Investment Management, LLC, and Lone Star Value Management, LLC (“the dissident group”) submitted to the Company a notice of intent to nominate director candidates to stand for election to The Pantry’s Board of Directors at the Company’s 2014 Annual Meeting of Stockholders.

After discussions between the Company (management and selected directors) and the dissident group, the Company’s Corporate Governance and Nominating Committee reviewed several individuals put forward by the dissident group and determined that they should not be nominated by The Pantry to serve on the Company’s Board of Directors.

The Pantry issued the following statement:

“The Pantry’s Board of Directors and management team are committed to acting in the best interests of the Company and all stockholders. We seek to maintain an open dialogue with stockholders and have spoken with representatives of the dissident group on several occasions to understand their thoughts.

After carefully evaluating several individuals put forward by the dissident group, we have determined that they do not possess the particular experience and expertise that the Company is seeking in director candidates at this time. Our Board is currently composed of 10 highly qualified directors, nine of whom are independent, who together possess significant retail, convenience store, consumer packaged goods, foodservice and financial experience that is highly relevant and critical to our business.

Beginning in March 2012, the Board put in place a new leadership team that it believes possesses the skills and experience to improve the Company’s performance and unlock the potential of The Pantry’s powerful convenience store platform. Since that time, the Board and management team have been executing against the key pillars of The Pantry’s strategy, which include:

•	Increasing same-store sales by enhancing merchandise mix and effectiveness;

•	Investing in technology to support fuel pricing optimization;

•	Prudently managing expenses and reducing debt;

•	Accelerating its store remodeling program, enhancing proprietary foodservice and adding quick-service restaurants in existing stores; and

•	Utilizing new store opportunities and selective acquisitions to prioritize markets, further accelerate growth and build stockholder value.

We are now taking advantage of the favorable operating environment and The Pantry’s leading positions and scale in attractive markets to make progress on our strategic priorities. We believe that, with the expertise of an outstanding management team and the oversight of an engaged and knowledgeable Board, The Pantry is well positioned to deliver sustained profitable growth. We are confident that the Company is on the right path to achieve future success and optimize value creation for all stakeholders.”

The Pantry’s Board will present its formal recommendation regarding director nominations in its proxy statement for its Annual Meeting of Stockholders scheduled for March 13, 2014, which will be filed with the Securities and Exchange Commission.

About The Pantry

Headquartered in Cary, North Carolina, The Pantry, Inc. is a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of January 23, 2014, the Company operated 1,537 stores in thirteen states under select banners, including Kangaroo Express®, its primary operating banner. The Pantry’s stores offer a broad selection of merchandise, as well as fuel and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial condition or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “expect,” “plan,” “anticipate,” “intend,” “outlook,” “guidance,” “believes,” “should,” “target,” “goal,” “forecast,” “will,” “may” or words of similar meaning. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation, the potential cost and management distraction attendant to the dissident group’s nomination of director nominees at the 2014 Annual Meeting of Stockholders. These and other risk factors are discussed in the Company’s most recent Annual Report on Form 10-K and in its other filings with the U.S. Securities and Exchange Commission (the “SEC”), and should be considered carefully. Readers are cautioned not to place undue reliance on such forward looking statements. In addition, the forward-looking statements included in this press release are based on the Company’s estimates and plans as of January 23, 2014. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

Important Additional Information

The Pantry, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from The Pantry’s stockholders in connection with the matters to be considered at The Pantry’s 2014 Annual Meeting of Stockholders. The Pantry intends to file a proxy statement and white proxy card with the SEC in connection with any such solicitation of proxies from its stockholders. THE PANTRY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of The Pantry’s directors and executive officers in The Pantry stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in The Pantry’s other SEC filings, including The Pantry’s definitive proxy statement for the 2013 Annual Meeting and its Annual Report on Form 10-K for the year ended September 26, 2013. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with The Pantry’s 2014 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by The Pantry with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at The Pantry’s website at www.thepantry.com, by writing to The Pantry at 305 Gregson Drive, Cary, North Carolina 27511, Attention: Secretary or by calling The Pantry’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.